UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 29, 2008 (April 24, 2008)

ROCK OF AGES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29464	03-0153200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Graniteville Road, Graniteville Vermont 05654
(Address of principal executive offices) (Zip Code)

(802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

FORM 8-K

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Item 1.01	Entry Into a Material Definitive Agreement

On April 24, 2008, the registrant's board of directors authorized the Company to finalize,  and on April 28, 2008 the registrant entered into, a retirement agreement with Kurt M. Swenson, the registrant's Chairman and Chief Executive Officer ("CEO"), pursuant to which Mr. Swenson will retire as CEO of the registrant, effective at the close of business on June 30, 2008.  Mr. Swenson will remain a full-time employee of the registrant, and will continue to be paid his regular salary, for a three month period following his retirement as CEO in order to facilitate an orderly transition of his CEO duties to his successor, Donald Labonte, who is currently President/COO of the registrant.  Mr. Swenson will remain Chairman of the Board of Directors, but commencing as of his retirement as CEO, he will serve in such position in a non-executive capacity.  At the close of business on September 30, 2008, Mr. Swenson will retire as a full-time employee of the registrant; he will continue to serve as non-executive Chairman of the Board of Directors.  In light of the additional duties he will assume as non-executive Chairman, he will be paid an annual non-executive Chairman's fee that is at least $20,000 more than the annual fees paid to the next highest paid member of the Board of Directors, or such other amount determined by the Compensation Committee or the full Board of Directors (excluding the Chairman) in its sole discretion.

Pursuant to the retirement agreement, in addition to the benefits Mr. Swenson is due under the various previously disclosed retirement plans in which he is a participant, the registrant will transfer to him at no cost his 2004 company Jeep, and will allow him to retain his laptop computer and Blackberry wireless device and will provide him with a company email account and technical support in connection with his duties and responsibilities as non-executive Chairman.

The foregoing summary description of the retirement agreement is qualified in its entirety by reference to the retirement agreement dated April 24, 2008 attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of Material Definitive Agreement

In connection with the retirement agreement described in Item 1.01 of this Current Report on Form 8-K, Mr. Swenson's employment agreement with the registrant was terminated and neither the registrant nor Mr. Swenson has any further right, claim or obligation under the employment agreement.

Item 2.02	Results of Operations and Financial Condition

On April 29, 2008 the registrant issued a press release which announced results of operations for the first quarter ended March 31, 2008.  A copy of the press release is furnished (not filed) as Exhibit 99.1 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  As described in Item 1.01 above, on April 24, 2008, the registrant entered into a retirement agreement with Kurt M. Swenson, the Chairman/CEO of the registrant, pursuant to which Mr. Swenson will retire as CEO, effective at the close of business on June 30, 2008, and will retire as an employee on September 30, 2008.  He will remain Chairman of the Board of Directors and will serve in such position in a non-executive capacity commencing upon his retirement as CEO.

(c)  As described in Item 1.01 above, Donald Labonte, currently President/COO of the registrant, will succeed Mr. Swenson as CEO, effective at the close of business on June 30, 2008, and will continue to serve as the registrant's President/COO. As previously announced,  Mr. Labonte has been nominated for election to the Company's Board of Directors at the Company's 2008 Annual Meeting of Stockholders to be held in June.  Mr. Labonte, age 46, has been President and Chief Operating Officer since February 2008.  He was President and Chief Operating Officer/Quarry Division from December 2007 to February 2008, and President and Chief Operating Officer/Manufacturing Division from August 2002 to February 2008.  Mr. Labonte has been President of Rock of Ages Canada, Inc., a wholly owned subsidiary of the registrant, since 1999. From January 2002 to July 2002, he was Vice President/Manufacturing of the registrant. From 1998 to 1999, he was Vice President/General Manager of Rock of Ages Canada, Inc. From 1993 to 1998, Mr. Labonte was Director of Operations of Rock of Ages Canada, Inc. From 1980 to 1993, Mr. Labonte held various positions in the manufacturing plant at Rock of Ages Canada, Inc.

There are no family relationships between Mr. Labonte and any director or executive officer of the registrant.

There will be no change in Mr. Labonte's base salary for the remainder of 2008.

(e)  The information set forth in Item 1.01 with respect to the retirement agreement between the registrant and Mr. Swenson, including the terms of the retirement agreement attached hereto as Exhibit 10.1, is incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	10.1	Retirement Agreement (Kurt M. Swenson) dated April 28, 2008.

	99.1	Press Release (First Quarter Results of Operations) dated April 29, 2008.

	99.2	Press Release (Swenson Retirement) dated April 29, 2008.

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ROCK OF AGES CORPORATION

 FORM 8-K

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: April 29, 2008	By: /s/ Laura A. Plude Laura A. Plude, Vice President and Chief Financial Officer

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Exhibit Index

Number	Description

10.1	Retirement Agreement (Kurt M. Swenson) dated April 28, 2008

99.1	Press Release (First Quarter Results of Operations) dated April 29, 2008

99.2	Press Release (Swenson Retirement) dated April 29, 2008

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